Exhibit 10.2

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

This First Amendment to Asset Purchase Agreement (this “Amendment”) is made and entered into this 30th day of July, 2021 (the “Execution Date”), by and between SEABOARD ENERGY CALIFORNIA, LLC, a Delaware limited liability company (“Purchaser”), PACIFIC ETHANOL MADERA LLC, a Delaware limited liability company (“Seller”), and ALTO INGREDIENTS, INC. (formerly, PACIFIC ETHANOL, INC.), a Delaware corporation (“Seller Parent”). Purchaser, Seller and Seller Parent may hereinafter be referred to individually as a “Party” and collectively as the “Parties.”

Recitals

WHEREAS, the Parties entered into that certain Asset Purchase Agreement dated April 23, 2021 (the “Agreement”);

WHEREAS, the Parties closed on the transactions set forth in the Agreement on May 14, 2021 (the “Closing Date”); and

WHEREAS, the Parties desire to amend the terms of the Agreement as set forth herein.

Agreement

NOW, THEREFORE, in consideration of the terms, conditions and covenants contained herein, the Parties mutually agree to amend the terms and conditions of the Agreement as follows:

1. Effective Date. The Parties acknowledge and agree that the terms of this Amendment are made effective as of the Closing Date.

2. Definitions.

a. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

b. The following definitions set forth in this Amendment shall be added (in alphabetical order) to Article XI of the Agreement:

“Corn Oil System” means certain assets of the Corn Oil System, including a centrifuge assembly packaged skid which includes mechanical and controls, PCOSS disk stack centrifuge, brush screen, syrup return tank and a syrup discharge pump, a tank assembly packaged skid which includes mechanical and controls, an intermediate tank, clean oil tank, decant pump and syrup transfer pump, and a main control distribution panel which includes the primary HMI control screen.

“PG&E Rule 21 Study Liability” shall have the meaning set forth in Section 1.3(c).

“Whitefox Equipment (Other)” means the following equipment included within “PEM0527 Commercial Whitefox” as referred to in Schedule 1.1(c) that is subject to the Equipment Removal as set forth in Section 6.22 of the Agreement: (i) one 1) stripper column as a whole, including all internals, (ii) one (1) kettle reboiler, and (iii) one (1) superheater, all of which are depicted in images in Exhibit E attached hereto.

“Whitefox Equipment (Pickup)” means the following equipment that is subject to the Equipment Removal as set forth in Section 6.22 of the Agreement: (i) two (2) prefabricated process assemblies, a dedicated power distribution building and a feed tank, all of which are depicted in the images in Exhibit F attached hereto, and (ii) certain assets of the equipment included within “PEM0527 Commercial Whitefox” as referred to in Schedule 1.1(c), namely eleven (11) membrane cartridges model MB2 and three (3) vapor permeation membrane modules type MB6, all of which are depicted in images in Exhibit G attached hereto (and, together with the Whitefox Equipment (Other), the “Whitefox Equipment”).

3. Excluded Assets. The Parties hereby amend Section 1.2 of the Agreement to add the following provisions:

“(i) the Corn Oil System; and

(j) the Whitefox Equipment.”

4. Fixed Assets. The Parties hereby amend Schedule 1.1(c) attached to the Agreement to reflect the removal of the Corn Oil System and the Whitefox Equipment from such Schedule 1.1(c). The amended Schedule 1.1(c) is attached hereto.

5. Assumption of Liabilities. The Parties hereby amend Section 1.3 of the Agreement to add the following provision:

“(c) solely with respect to that certain Assigned Contract, Rule 21 Detailed Study Agreement by and between Pacific Gas & Electric Company (PG&E) and Seller dated as of April 4, 2017, the Liabilities of Seller as specifically set forth on Schedule 1.3 (the “PG&E Rule 21 Study Liability”). For clarification purposes, with respect to such Assigned Contract, ‘Assumed Liabilities’ shall not include any other obligations arising or accruing prior to the Closing Date or with respect to any breach or default existing prior to the Closing Date.”

6. Equipment Removal. The Parties hereby amend and restate Section 6.22 of the Agreement in its entirety as follows:

“Within ninety (90) days after the Closing (or such later period as mutually agreed in writing by Seller and Purchaser), Seller will, and will cause its Affiliates and/or third party contractors to remove the Corn Oil System and the Whitefox Equipment located on the Site (the “Equipment Removal”). Seller shall minimize any disruption to Purchaser or the operation of the Site at all times until completion of the Equipment Removal. Seller shall be responsible for procuring and supervising all labor, including any third party contractors, required in connection with the Equipment Removal. Seller shall bear all costs incurred in connection with the Equipment Removal. If Seller does not complete the Equipment Removal within ninety (90) days of Closing (or such later period as mutually agreed in writing by Seller and Purchaser), Purchaser may complete the Equipment Removal at its sole cost and Seller shall reimburse Purchaser for any such costs incurred in connection with Purchaser’s completion of the Equipment Removal. In connection with its obligations under this Section 6.22, Seller shall require all personnel engaged by Seller to perform the Equipment Removal to comply with all applicable Laws and any applicable rules and protocols reasonably prescribed by Purchaser for the Site, as in effect from time to time. Seller understands and agrees that Purchaser has the right to deny access to the Site to any such personnel that Purchaser reasonably believes are not in compliance with the foregoing or present a hazard or a material disruption to the Site. Seller shall, and shall cause its contractors to, execute and deliver such agreements or acknowledgments in favor of Purchaser with respect to the access granted to Seller or its personnel in connection with the performance of the Equipment Removal, as may be reasonably requested by Purchaser from time to time. Seller shall, and shall cause it contractors performing the Equipment Removal to, carry and maintain insurance with coverages and amounts reasonably required by Purchaser from time to time.”

7. Additional Exhibits and Schedule. The Parties hereby add a new “Exhibit E”, “Exhibit F”, “Exhibit G” and “Schedule 1.3”, copies of which are attached to this Amendment.

8. Purchase Price Adjustment. Based on the amendments to the Agreement set forth herein, the Parties acknowledge and agree that an adjustment to the Purchase Price equal to $384,192.84 shall be paid by Seller to the account of Purchaser by a wire transfer of immediately available funds on the Execution Date. Such Purchase Price adjustment shall consist of the following:

a. $200,000 for the Corn Oil System; plus

b. $50,000 for the Whitefox Equipment (Other); plus

c. $134,192.84 for the PG&E Rule 21 Study Liability.

9. Miscellaneous.

a. This Amendment amends and modifies the Agreement only to the extent of the items expressly noted herein. Except for those items expressly modified, deleted or amended herein, all the terms, conditions, covenants and warranties contained in the Agreement are ratified as of the date hereof, are incorporated herein by this reference and remain in full force and effect, unaltered and unchanged by this Amendment.

b. This Amendment and the Agreement shall be binding upon the legal representatives, successors and assigns of the parties hereto.

c. The Parties acknowledge and agree that any further modification, deletion, amendment or extension of the Agreement shall be the subject of separate negotiations between the parties, and that the Agreement and this Amendment shall not be further modified or extended, except by written instrument executed by all parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment by their authorized representatives.

PURCHASER:

SEABOARD ENERGY CALIFORNIA, LLC

By:	/s/ Gary F. Louis
Name:	Gary F. Louis
Title:	President and Chief Executive Officer

SELLER:

PACIFIC ETHANOL MADERA LLC

By:	/s/ Patrick McKenzie
Name:	Patrick McKenzie
Title:	Vice President

SELLER PARENT:

ALTO INGREDIENTS, INC.

By:	/s/ Patrick McKenzie
Name:	Patrick McKenzie
Title:	Vice President

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